CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 11, 2005 relating to the consolidated financial statements of Integral Vision, Inc. and Subsidiary for the years ended December 31, 2004 and 2003 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

REHMANN ROBSON

Troy, Michigan

June 7, 2005